As filed with the Securities and Exchange Commission on August 21, 2001.

                                                Registration No. 333------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                              ---------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           KESTREL ENERGY, INC.
          (Exact name of Registrant as specified in its charter)

           Colorado                          84-0772451
   (State of Incorporation)           (I.R.S. Employer ID No.)


            999 18th Street, Suite 2490, Denver, Colorado 80202
                      (Address of Principal Offices)


                           Kestrel Energy, Inc.
                              Stock Option Plan
                         (Full Title of the Plan)

                             Timothy L. Hoops
                                 President
                           Kestrel Energy, Inc.
                        999 18th Street, Suite 2490
                          Denver, Colorado 80202
                                      (303) 295-1939
         (Name, address and telephone number of Agent for Service)

                      CALCULATION OF REGISTRATION FEE

  Title of                  Proposed  Proposed Max
 Securities     Amount      Max. Off   Aggregate       Amount of
   to be        to be        Price      Offering      Registration
Registered    Registered  Per Share(1)  Price(1)          Fee
 ----------   ----------  ----------- -----------     ------------
Common Stock
No Par Value   350,000       $1.25    $437,500.00       $109.38

(1) The price is set forth solely for the purpose of calculating the fee and is based on the last price reported to the National Association of Securities Dealers Automated Quotation System on August 16, 2001.



     THE CONTENTS OF THE FORM S-8 REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY KESTREL ENERGY, INC. ON OCTOBER 3, 1995, FILE NO. 33-63171, ON FEBRUARY 4, 1998, FILE NO. 333-45587,
     MAY 5 AND MAY 8, 1998, FILE NO. 333-51875, MARCH 9, 1999, FILE NO.
     333-74101, AND JUNE 7, 2000, FILE NO. 333- 38776, ARE HEREBY
     INCORPORATED BY REFERENCE.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 15th day of August, 2001.

                                   KESTREL ENERGY, INC.


                                   By:/s/Timothy L. Hoops
                                     Timothy L. Hoops, President and
                                     Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


Dated: 8/15/01                     By:/s/Timothy L. Hoops
                                     Timothy L. Hoops, President,
                                     Chief Executive Officer,
                                     Principal Executive Officer
                                     and Director


Dated: 8/15/01                     By:/s/Robert J. Pett
                                     Robert J. Pett, Chairman of the
                                     Board


Dated: 8/15/01                     By:/s/Mark A. Boatright
                                     Mark A. Boatright,
                                     Vice President-Finance,
                                     Chief Financial Officer,
                                     Principal Financial and
                                     Accounting Officer


Dated: 8/15/01                     By:/s/Kenneth W. Nickerson
                                     Kenneth W. Nickerson, Director


Dated: 8/15/01                     By:/s/John T. Kopcheff
                                     John T. Kopcheff,
                                     Vice President-International and
                                     Director


Dated: 8/15/01                     By:/s/Mark A.E. Syropoulo
                                     Mark A.E. Syropoulo, Director


Dated: 8/15/01                     By:/s/Neil T. MacLachlan
                                     Neil T. MacLachlan, Director




                               EXHIBIT INDEX

4 Kestrel Energy, Inc. Stock Option Plan as amended December 19, 2000 and January 3, 2001.

5 Opinion of Coudert Brothers regarding legality of shares being issued.

23.1  Consent of KPMG LLP